Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

1200 Seventeenth St. NW, Washington, DC 20036

April 3, 2023

Sinclair, Inc.

10706 Beaver Dam Road

Hunt Valley, MD 21030

Ladies and Gentlemen:

We are acting as counsel for Sinclair, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended from time to time, the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the registration of shares (the “Company Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), issuable upon the consummation of a share exchange (the “Share Exchange”) between the Company and Sinclair Broadcast Group, Inc., a Maryland corporation (“SBG”) to be effected pursuant to the Agreement of Share Exchange and Plan of Reorganization, dated as of April 3, 2023, by and among the Company, SBG and Sinclair Holdings, LLC, a Maryland limited liability company (the “Share Exchange Agreement”).

We have reviewed the Registration Statement and such other documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that when (a) the Share Exchange is consummated in accordance with the terms of the Share Exchange Agreement, (b) the Articles of Amendment and Restatement of the Company, in the form filed as Exhibit 3.1 to the Registration Statement (the “Articles of Incorporation”), have been filed with the Maryland State Department of Assessments and Taxation and have become effective, (c) the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee, the “Board”) has taken all necessary corporate action to adopt the Amended and Restated Bylaws of the Company, in the form filed as Exhibit 3.2 to the Registration Statement, and to approve the issuance and establish the terms of the Company Shares and related matters, and (d) the Company Shares are issued and delivered in accordance with the terms of the Registration Statement, the Share Exchange Agreement and such action of the Board, the Company Shares will be validly issued, fully paid and nonassessable.

Sinclair, Inc.

April 3, 2023

We have assumed that (a) at or prior to the time of the delivery of any of the Company Shares, the Registration Statement will have been declared effective under the Act and a supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Company Shares will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Act, (b) at the time of the issuance of any of the Company Shares, the Company will have a sufficient number of authorized but unissued shares of Class A Common Stock under the Articles of Incorporation, and (c) the Board shall not have rescinded or otherwise modified the authorization of the Company Shares.

Our opinions set forth in this letter are limited to the Maryland General Corporation Law as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP